Exhibit 99.1

FOR IMMEDIATE RELEASE

September 4, 2018

CenterState Bank Corporation Completes Acquisition of Charter Financial Corporation and expands branch network to Alabama and Georgia

WINTER HAVEN, FL. – September 4, 2018 - CenterState Bank Corporation (NASDAQ: CSFL) (“CenterState”) announced today that it completed its acquisition of Charter Financial Corp. (“Charter”), effective as of September 1, 2018.  Immediately following the acquisition, Charter’s subsidiary bank, CharterBank, merged with and into CenterState Bank, N.A., a national banking association and wholly owned subsidiary of CenterState, with CenterState Bank as the surviving bank in the mergers.  As a result of this transaction, CenterState expanded its branch franchise into the Atlanta, Georgia market – where CenterState’s correspondent banking division, mortgage division and SBA lending division already are headquartered - as well as into Charter’s legacy market in LaGrange/West Point, Georgia, and the growth markets of Pensacola, Florida and Auburn, Alabama.  CenterState now has approximately $12.2 billion in assets, $9.5 billion in deposits and 128 branches.

Pursuant to the merger agreement, Charter’s shareholders are entitled to receive, for each share of Charter common stock outstanding immediately prior to the merger, 0.738 of a share of CenterState common stock and $2.30 in cash.

In addition, in connection with the closing of the merger, Lee Washam, President of CharterBank, has joined CenterState Bank as Regional President for Georgia.

About CenterState

CenterState operates as one of the largest community bank franchises headquartered in the state of Florida.  Both CenterState and its nationally chartered bank subsidiary are based in Winter Haven, Florida, between Orlando and Tampa.  With over $12 billion in assets, the Bank provides traditional retail, commercial, mortgage, wealth management and SBA services throughout its Florida, Georgia and Alabama branch network and customer relationships in neighboring states.  The Bank also has a national footprint, serving clients coast to coast through its correspondent banking division.

For further information, please contact Steve Young at 863-293-4710.

Forward-Looking Statements

Information in this press release, other than statements of historical facts, may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, CenterState’s plans, objectives, expectations and intentions, and other statements that are not historical facts.  Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” estimates,” “potential,” or “continue” or negative of such terms or other comparable terminology.  All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of CenterState to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, the impact on failing to implement our business strategy, including our growth and acquisition strategy, including the merger with Charter; any litigation that has been or might be filed in connection with the merger; the ability to successfully integrate our acquisitions; additional capital requirements due to our growth plans; the impact of an increase in our asset size to over $10 billion; the risks of changes in interest rates and the level and composition of deposits; loan demand, the credit and other risks in our loan portfolio and the values of loan collateral; the impact of us not being able to manage our risk; the impact on a loss of management or other experienced employees; the impact if we failed to maintain our culture and attract and retain skilled people; the risk of changes in technology and customer preferences; the impact of any material failure or breach in our infrastructure or the infrastructure of third parties on which we rely including as a result of cyber-attacks; or material regulatory liability in areas such as BSA or consumer protection; reputational risks from such failures or liabilities or other events; legislative and regulatory changes; general competitive, political, legal, economic and market conditions and developments; financial market conditions and the results of financing efforts; changes in commodity prices and interest rates; weather, natural disasters and other catastrophic events; and other factors discussed in our filings with the Securities and Exchange Commission under the Exchange Act. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in CenterState’s Annual Report on Form 10-K for the year ended December 31, 2017, and otherwise in our SEC reports and filings, which are available in the “Investor Relations” section of CenterState’s website, http://www.centerstatebanks.com. You should not expect us to update any forward-looking statements.